FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2013 FOURTH-QUARTER AND FULL YEAR RESULTS

2013 FOURTH-QUARTER

•	Record net revenues of $162.4 million, a 3% increase over fourth-quarter 2012

•	Adjusted EBITDA declines 4% primarily due to greater Racing Operations segment losses

•	Opens joint venture Miami Valley Gaming & Racing in December, ahead of schedule, under budget

•	Completes $300 million 5.375% senior unsecured notes offering

2013 FULL YEAR

•	Record net revenues of $779.3 million, a 7% increase over 2012

•	Record Adjusted EBITDA of $176.2 million, up 11% over 2012

•	Record Kentucky Oaks & Derby Week Adjusted EBITDA, a $5.8 million increase over 2012

•	Acquires Oxford Casino in Oxford, Maine in July

LOUISVILLE, Ky. (Wednesday, Feb. 26, 2014) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today, reported business results for the fourth-quarter and full year-ended Dec. 31, 2013.

MANAGEMENT COMMENTARY
“2013 was a good year, but we had planned to do even better,” said CDI Chairman and CEO Robert L. Evans.  “While total year net revenues were up 7% to a record $779.3 million, Adjusted EBITDA was up 11% to a record $176.2 million, and our common stock price increased 35% during the year, general economy softness, notably in job growth and personal disposable income growth, along with state-specific changes in legislation and regulation, and one-time expenses combined to negatively affect our performance, particularly in the fourth-quarter.

“Several 2013 developments should favorably affect our results in 2014.  We acquired Oxford Casino in Oxford, Maine, last July and opened our joint venture project, Miami Valley Gaming & Racing (MVG), north of Cincinnati in December. Our $26.5 million investment in the new, 2,400-seat Grandstand Terrace and 15,224 square foot, 4K-resolution ‘Big Board’ video board at Churchill Downs Racetrack, combined with a new, 10-year media rights deal with NBC should be reflected in our 2014 Kentucky Oaks and Derby Week results.

“Finally, we completed a $300 million offering of 5.375% senior unsecured notes that mature in 2021, increasing our balance sheet capacity and flexibility to pursue additional growth opportunities in the future.”

CONSOLIDATED RESULTS
(in millions, except per share data):

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 2 of 12, Wednesday, February 26, 2014

	Fourth-Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change
GAAP Measures:
Net revenues	$162.4	$158.3	3%	$779.3	$731.3	7%
(Loss) earnings from continuing operations	(5.6)	2.4	U	55.0	58.2	(5)%
Diluted (loss) earnings from continuing operations per share	$(0.32)	$0.14	U	$3.07	$3.33	(8)%
Net cash provided by operating activities				144.9	144.4	—%

Non-GAAP Measure:
Adjusted EBITDA	$19.3	$20.2	(4)%	$176.2	$158.3	11%

U: > 100% unfavorable; F: > 100% favorable
During the fourth-quarter of 2013, CDI net revenues increased $4.1 million, or 3%, from the prior year, primarily due to the results of Oxford Casino (Oxford), which was acquired on July 17, 2013. Total Adjusted EBITDA declined $0.9 million from lower Calder Race Course Adjusted EBITDA of $3.0 million driven by lost hosting revenues and a 22% decline in the number of live races conducted, $1.0 million in spending related to the development of a new online gaming platform and declines in our Louisiana and Harlow’s gaming properties. Partially offsetting these declines was the effect of $3.8 million in Adjusted EBITDA from the Oxford acquisition. Below the Adjusted EBITDA line, we reserved a $2.5 million account receivable associated with an earnest payment to acquire a New Jersey internet gaming license and incurred higher equity compensation of $2.8 million associated with the new long-term incentive plan. Furthermore, we incurred $2.4 million in pre-opening expenditures related to the opening of MVG. These items resulted in an $8.0 million reduction in earnings from continuing operations compared to the prior year.
During the year-ended December 31, 2013, CDI net revenues increased $48.0 million, or 7%, as incremental revenues of $77.7 million from the acquisitions of Oxford and Riverwalk and a strong Kentucky Derby and Kentucky Oaks week were partially offset by Florida racing declines. Total Adjusted EBITDA increased $17.9 million, or 11%, driven by a $16.2 million improvement in our Gaming Operations driven by acquisitions, a $5.8 million increase in Kentucky Oaks and Kentucky Derby week profitability, and an Online Business improvement of $4.5 million driven by handle growth. Partially offsetting these gains was a decline of $9.0 million in Florida racing profitability on lost hosting revenues and fewer race days. Below the Adjusted EBITDA line, share-based compensation increased by $7.5 million, we incurred $3.6 million of pre-opening expenses for MVG, reserved a $2.5 million account receivable associated with an earnest payment to acquire a New Jersey internet gaming license, and recognized $6.6 million less in insurance recoveries than 2012. Partially offsetting these declines was the recognition of $4.5 million in Illinois Horse Racing Equity Trust Fund proceeds during 2013. CDI earnings from continuing operations decreased $3.2 million, or 5%, from the prior year.

GAMING RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change

Net revenues	$78.7	$62.9	25%	$297.5	$223.1	33%
Adjusted EBITDA	18.5	16.8	10%	80.4	64.2	25%
During the fourth-quarter of 2013, CDI Gaming revenues increased $15.8 million, or 25%, from the prior year, primarily due to the results of Oxford and Riverwalk which generated a combined increase of $19.1 million. Inclement weather, prior year stimulus post-hurricane Isaac, and continued economic softness

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 3 of 12, Wednesday, February 26, 2014

pressured revenues at the Company’s Louisiana and Harlow’s Casino Resort and Spa (Harlow’s) properties. Gaming Adjusted EBITDA increased $1.7 million, or 10%, primarily due to incremental operating income from the Riverwalk and Oxford acquisitions.

During the year-ended December 31, 2013, CDI Gaming revenues increased $74.4 million, or 33%, primarily due to the additions of Oxford and Riverwalk, whose revenues increased $77.7 million compared to the prior period. Harlow’s revenues declined $4.2 million due to continuing regional weakness and disruptions from renovations to the casino floor. Partially offsetting this decline, Calder Casino revenues increased $1.1 million due to strategic marketing efforts and the closure of Florida internet cafes. Gaming Adjusted EBITDA increased $16.2 million, or 25%, due to the acquisitions of Riverwalk and Oxford, partially offset by revenue declines at Harlow’s and our Louisiana properties, and the effect of a $0.8 million recovery at Calder Casino in 2012.

ONLINE BUSINESS RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change

Net revenues	$40.6	$40.9	(1)%	$184.5	$183.3	1%
Adjusted EBITDA	10.7	9.3	15%	49.1	44.6	10%
Total Handle	188.5	193.4	(3)%	868.7	859.8	1%
During the fourth-quarter of 2013, CDI Online Business revenues decreased $0.3 million, or 1%, from the prior year. The Company ceased accepting wagers from Texas residents on September 25, 2013, following an unsuccessful challenge to state law which is currently under appeal. Twinspires’s handle improved 3.7% from the prior year, when excluding Texas from both periods. Despite the cessation of Texas operations, Online Business Adjusted EBITDA increased $1.4 million, or 15%, from a reduction in content expenses due to the favorable settlement of litigation and improvement in the Company’s high volume wagering operation, Velocity.

During the year-ended December 31, 2013, CDI Online Business revenues increased $1.2 million, or 1% over the prior year. In addition to the partial year cessation of Texas operations, the Company resumed accepting wagers from Illinois residents on June 7, 2013, which it had previously ceased on January 18, 2013, due to the temporary expiration of Illinois enabling legislation. Twinspires handle increased 1.0% during the year, consistent with revenue growth. Wagers on Twinspires grew 6.2%, when excluding Texas and Illinois from both periods, whereas total industry wagering on thoroughbred racing was flat to 2012 according to Equibase.com. Online Business Adjusted EBITDA increased $4.5million, or 10%, reflecting a 1% increase in pari-mutuel handle, an increase in Velocity wagering and the favorable settlement of litigation. Partially offsetting these improvements were the challenges in Texas and Illinois which generated a decline in Adjusted EBITDA of $2.7 million during the year.

RACING OPERATIONS RESULTS
(in millions):

	Fourth-Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change

Net revenues	$38.4	$48.5	(21)%	$274.3	$302.1	(9)%
Adjusted EBITDA	(8.1)	(4.1)	(98)%	50.3	54.4	(8)%
Total Handle	331	414	(20)%	1,806	2,026	(11)%

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 4 of 12, Wednesday, February 26, 2014

During the fourth-quarter of 2013, CDI Racing Operations revenues decreased $10.1 million, or 21%, primarily due to the reduction of Florida hosting revenues and 22% fewer live races at Calder. Racing Operations Adjusted EBITDA decreased $4.0 million primarily from the impact of Calder racing challenges.

During the year-ended December 31, 2013, Racing Operations revenues decreased $27.8 million, or 9%, from the prior year. Strong Kentucky Oaks and Derby week results and the revenues from a new 12-day September meet at Churchill Downs Racetrack were more than offset by weakness at the Company’s other racetracks, particularly Calder. Racing Operations Adjusted EBITDA declined $4.1 million, or 8%, as a $5.8 million increase generated by Kentucky Oaks and Derby week was more than offset by a $9.0 million decrease at Calder due to the reduction of Florida hosting revenue and 19 fewer live race days.

BUSINESS RESULTS CONFERENCE CALL
A conference call regarding this news release is scheduled for Thursday, Feb. 27, 2014, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (877) 372-0878 and entering the pass code 2042254 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. The online replay will be available at approximately noon EDT and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization and certain other items as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”). Churchill Downs Incorporated uses Adjusted EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino hotel in Vicksburg, Miss.; a casino in Oxford, Maine; and a 50 percent owned joint venture, Miami Valley Gaming and Racing, in Lebanon, Ohio. CDI also owns the country's premier online wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, offering real-money Bingo online for a chance to win cash prizes; Bluff Media, an Atlanta-based multimedia poker company; and a collection of racing-related telecommunications and data companies. Additional information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 5 of 12, Wednesday, February 26, 2014

could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers’ discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states’ racetracks and casinos near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price. You should read this discussion in conjunction with the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 6 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for three months ended December 31,
(in thousands, except per common share data)

	2013	2012	% Change
Net revenues:
Racing	$38,382	$48,547	(21)
Gaming	78,665	62,912	25
Online	40,572	40,949	(1)
Other	4,741	5,842	(19)
	162,360	158,250	3
Operating expenses:
Racing	47,631	54,980	(13)
Gaming	61,181	46,564	31
Online	27,642	28,210	(2)
Other	8,614	6,621	30
Selling, general and administrative expenses	22,604	19,323	17
Insurance recoveries, net of losses	—	(492)	U
Operating (loss) income	(5,312)	3,044	U
Other income (expense):
Interest income	7	6	17
Interest expense	(2,092)	(1,453)	(44)
Equity in losses of unconsolidated investments	(2,460)	(446)	U
Miscellaneous, net	199	180	11
	(4,346)	(1,713)	U
(Loss) earnings from continuing operations before income taxes	(9,658)	1,331	U
Income tax benefit	4,085	1,047	F
(Loss) earnings from continuing operations	(5,573)	2,378	U
Discontinued operations, net of income taxes:
Loss from operations	(49)	(4)	U
Loss on sale of assets	(83)	—	U
Net (loss) earnings and comprehensive (loss) income	$(5,705)	$2,374	U
Net (loss) earnings per common share data:
Basic
(Loss) earnings from continuing operations	$(0.32)	$0.14	U
Discontinued operations	(0.01)	—	U
Net (loss) earnings	$(0.33)	$0.14	U
Diluted
(Loss) earnings from continuing operations	$(0.32)	$0.14	U
Discontinued operations	(0.01)	—	U
Net (loss) earnings	$(0.33)	$0.14	U
Weighted average shares outstanding:
Basic	17,370	17,172
Diluted	17,370	17,590

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 7 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
for the years ended December 31,
(in thousands, except per common share data)

	2013	2012	% Change
Net revenues:
Racing	$274,269	$302,088	(9)
Gaming	297,473	223,112	33
Online	184,541	183,279	1
Other	23,042	22,817	1
	779,325	731,296	7
Operating expenses:
Racing	233,286	255,405	(9)
Gaming	222,879	163,686	36
Online	123,449	123,476	—
Other	26,540	25,356	5
Selling, general and administrative expenses	83,446	73,829	13
Insurance recoveries, net of losses	(375)	(7,006)	(95)
Operating income	90,100	96,550	(7)
Other income (expense):
Interest income	112	90	24
Interest expense	(6,231)	(4,531)	38
Equity in losses of unconsolidated investments	(4,142)	(1,701)	U
Miscellaneous, net	5,667	819	F
	(4,594)	(5,323)	(14)
Earnings from continuing operations before provision for income taxes	85,506	91,227	(6)
Income tax provision	(30,473)	(33,075)	(8)
Earnings from continuing operations	55,033	58,152	(5)
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(50)	124	U
Loss on sale of assets	(83)	—	U
Net earnings and comprehensive income	$54,900	$58,276	(6)
Net earnings per common share data:
Basic
Earnings from continuing operations	$3.13	$3.38	(7)
Discontinued operations	(0.01)	0.01	U
Net earnings	$3.12	$3.39	(8)
Diluted
Earnings from continuing operations	$3.07	$3.33	(8)
Discontinued operations	(0.01)	0.01	U
Net earnings	$3.06	$3.34	(8)
Weighted average shares outstanding:
Basic	17,294	17,047
Diluted	17,938	17,475

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 8 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended December 31,
(in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$14,311	$14,958	(4)
Arlington Park	6,763	6,275	8
Calder	8,356	17,192	(51)
Fair Grounds	8,952	10,122	(12)
Total Racing Operations	38,382	48,547	(21)
Calder Casino	18,842	18,956	(1)
Fair Grounds Slots	10,033	11,155	(10)
VSI	8,482	8,967	(5)
Harlow's Casino	11,907	13,504	(12)
Oxford Casino	16,620	—	F
Riverwalk Casino	12,781	10,330	24
Total Gaming	78,665	62,912	25
Online Business	40,572	40,949	(1)
Other Investments	4,492	5,615	(20)
Corporate	249	227	10
Net revenues from external customers	$162,360	$158,250	3

Intercompany net revenues:
Churchill Downs	$1,201	$1,173	2
Arlington Park	285	902	(68)
Calder	346	433	(20)
Fair Grounds	296	437	(32)
Total Racing Operations	2,128	2,945	(28)
Online Business	196	167	17
Other Investments	1,221	820	49
Eliminations	(3,545)	(3,932)	(10)
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$(8,078)	$(4,062)	(99)
Gaming	18,487	16,794	10
Online Business	10,698	9,267	15
Other Investments	(533)	(150)	U
Corporate	(1,225)	(1,652)	26
Total Segment Adjusted EBITDA	19,349	20,197	(4)
Insurance recoveries, net of losses	—	492	(100)
Share based compensation expense	(5,915)	(3,126)	89
Pre-opening costs	(2,409)	—	U
MVG interest expense, net	(170)	—	U
Other charges and recoveries, net	(2,500)	—	U
Depreciation and amortization	(15,928)	(14,785)	8
Interest income (expense), net	(2,085)	(1,447)	(44)
Income tax benefit	4,085	1,047	F
(Loss) earnings from continuing operations	(5,573)	2,378	U
Discontinued operations, net of income taxes	(132)	(4)	U
Net (loss) earnings and comprehensive (loss) income	$(5,705)	$2,374	U

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 9 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the years ended December 31,
(in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$132,845	$124,255	7
Arlington Park	64,483	69,077	(7)
Calder	36,264	64,566	(44)
Fair Grounds	40,677	44,190	(8)
Total Racing Operations	274,269	302,088	(9)
Calder Casino	78,951	77,864	1
Fair Grounds Slots	42,156	42,881	(2)
VSI	35,931	35,433	1
Harlow's Casino	52,440	56,604	(7)
Oxford Casino	34,350	—	F
Riverwalk Casino	53,645	10,330	F
Total Gaming	297,473	223,112	33
Online Business	184,541	183,279	1
Other Investments	21,899	21,785	1
Corporate	1,143	1,032	11
Net revenues from external customers	$779,325	$731,296	7

Intercompany net revenues:
Churchill Downs	$6,686	$5,592	20
Arlington Park	3,395	4,712	(28)
Calder	1,263	1,583	(20)
Fair Grounds	1,151	1,270	(9)
Total Racing Operations	12,495	13,157	(5)
Online Business	853	836	2
Other Investments	4,409	3,466	27
Eliminations	(17,757)	(17,459)	2
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$50,275	$54,357	(8)
Gaming	80,429	64,231	25
Online Business	49,122	44,618	10
Other Investments	1,011	(117)	F
Corporate	(4,606)	(4,834)	(5)
Total Segment Adjusted EBITDA	176,231	158,255	11
Insurance Recoveries, Net of losses	375	7,006	(95)
HRE Trust Fund proceeds	4,541	—	F
Share based compensation expense	(21,482)	(13,993)	54
Pre-opening costs	(3,620)	—	U
MVG interest expense, net	(170)	—	U
Other charges and recoveries, net	(2,500)	—	U
Depreciation and amortization	(61,750)	(55,600)	11
Interest income (expense), net	(6,119)	(4,441)	38
Income tax benefit (provision)	(30,473)	(33,075)	(8)
Earnings from continuing operations	55,033	58,152	(5)
Discontinued operations, net of income taxes	(133)	124	U
Net earnings and comprehensive income	$54,900	$58,276	(6)

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 10 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months and years ended December 31,
(in thousands)

	Three Months Ended December 31,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(1,478)	$(1,745)	$267	15
Gaming	(2,350)	(1,863)	(487)	(26)
Online Business	(1,254)	(1,264)	10	1
Other Investments	(160)	(192)	32	17
Corporate Income	5,242	5,064	178	4
Total management fees	$—	$—	$—

	Year Ended December 31,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(6,978)	$(8,063)	$1,085	13
Gaming	(7,238)	(5,705)	(1,533)	(27)
Online Business	(4,428)	(4,679)	251	5
Other Investments	(603)	(627)	24	4
Corporate Income	19,247	19,074	173	1
Total management fees	$—	$—	$—

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 11 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Years ended December 31, (in thousands)

	2013	2012
Cash flows from operating activities:
Net earnings and comprehensive income	$54,900	$58,276
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	61,750	55,600
Asset impairment loss	—	25
Loss (gain) on sale of business	131	—
(Gain) loss on asset disposition	(497)	(128)
Equity in losses of unconsolidated investments	4,142	1,701
Share-based compensation	21,482	7,613
Deferred tax provision	5,284	9,659
Other	689	910
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Restricted cash	6,359	9,178
Accounts receivable	(495)	(5,396)
Other current assets	1,372	(3,075)
Income taxes	(11,023)	764
Accounts payable	(5,879)	3,459
Purses payable	(6,594)	(10,148)
Accrued expenses	4,866	9,923
Deferred revenue	6,029	8,804
Other assets and liabilities	2,399	(2,758)
Net cash provided by operating activities	144,915	144,407
Cash flows from investing activities:
Additions to property and equipment	(48,771)	(41,298)
Acquisition of businesses, net of cash acquired	(154,872)	(142,915)
Acquisition of gaming license	(2,650)	(2,250)
Investment in joint venture	(70,500)	(19,850)
Purchases of minority investments	(902)	(2,153)
Proceeds from sale of assets	15	833
Proceeds from insurance recoveries	—	10,505
Change in deposit wagering asset	(4,192)	(2,860)
Net cash used in investing activities	(281,872)	(199,988)
Cash flows from financing activities:
Borrowings on bank line of credit	740,131	554,248
Repayments of bank line of credit	(880,667)	(472,083)
Proceeds from bond issuance	300,000	—
Change in bank overdraft	(5,053)	555
Payments of dividends	—	(22,461)
Repurchase of common stock	(10,723)	(5,094)
Common stock issued	1,135	6,377
Windfall tax benefit from share-based compensation	2,981	1,407
Loan origination fees	(2,258)	(67)
Debt issuance costs	(5,250)	—
Change in deposit wagering liability	4,192	2,551
Net cash provided by (used in) financing activities	144,488	65,433
Net increase in cash and cash equivalents	7,531	9,852
Cash and cash equivalents, beginning of year	37,177	27,325
Cash and cash equivalents, end of year	$44,708	$37,177

Churchill Downs Incorporated Reports 2013 Fourth-Quarter and Year-End Results
Page 12 of 12, Wednesday, February 26, 2014

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,
(in thousands)

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$44,708	$37,177
Restricted cash	36,074	38,241
Accounts receivable, net	46,572	47,152
Deferred income taxes	8,927	8,227
Income taxes receivable	12,398	2,915
Other current assets	12,036	13,352
Total current assets	160,715	147,064
Property and equipment, net	585,498	542,882
Investment in and advances to unconsolidated affiliate	86,151	19,240
Goodwill	300,616	250,414
Other intangible assets, net	198,149	143,141
Other assets	21,132	11,596
Total assets	$1,352,261	$1,114,337
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,123	$47,791
Bank overdraft	973	6,027
Account wagering deposit liabilities	18,679	14,487
Purses payable	18,839	19,084
Accrued expenses	67,328	65,537
Dividends payable	15,186	—
Current maturities of long-term debt	—	209,728
Deferred revenue	49,078	43,916
Total current liabilities	213,206	406,570
Long-term debt, net of current maturities	369,191	—
Other liabilities	17,753	21,030
Deferred revenue	16,706	17,794
Deferred income taxes	30,616	24,648
Total liabilities	647,472	470,042
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,948 shares issued at December 31, 2013 and17,448 shares issued at December 31, 2012	295,955	274,709
Retained earnings	408,834	369,586
Total shareholders’ equity	704,789	644,295
Total liabilities and shareholders’ equity	$1,352,261	$1,114,337